UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

CommunityOne Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On September 27, 2013, the U.S. District Court for the Western District of North Carolina dismissed with prejudice the United States’ case against CommunityOne Bancorp’s bank subsidiary, CommunityOne Bank, N.A. (“Bank”), styled U.S. v. CommunityOne Bank, N.A., Case No. 3:11-CR-00122-RJC-DSC. The case related to the Bank’s Bank Secrecy Act/anti-money laundering program in connection with a Bank customer in a suspected Ponzi scheme who was convicted of securities fraud, wire fraud and money laundering. This dismissal was pursuant to the Deferred Prosecution Agreement the Bank had entered into with the U.S. Government as part of its recapitalization on October 21, 2011 and which was described in the Company’s Proxy Statement/Prospectus, dated September 15, 2011. With the dismissal of the complaint, the Deferred Prosecution Agreement also was terminated. A copy of the press release announcing the dismissal of the case is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.     Description of Exhibit
99.1         Press Release, dated September 30, 2013, announcing the dismissal by the U.S. District Court for the Western District of North Carolina of the case against CommunityOne Bank, N.A. and the termination of the Deferred Prosecution Agreement with CommunityOne Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2013	CommunityOne Bancorp
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

Exhibit Index
Exhibit No.     Description

99.1         Press Release, dated September 30, 2013, announcing the dismissal by the U.S. District
Court for the Western District of North Carolina of the case against CommunityOne
Bank, N.A. and the termination of the Deferred Prosecution Agreement with
CommunityOne Bank.